Exhibit 99.1

    Virage Logic Names Christine Russell as Vice President of Finance and CFO

    FREMONT, Calif.--(BUSINESS WIRE)--June 19, 2006--Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP(TM) and leading provider of semiconductor IP platforms, today announced the appointment of Christine Russell as vice president of finance and chief financial officer (CFO). Russell will be responsible for all financial and administrative aspects of the company and will report directly to Adam Kablanian, Virage Logic's president and chief executive officer (CEO).
    Russell brings more than 20 years of financial executive management experience in both emerging and larger technology firms in the Silicon Valley to Virage Logic. Most recently she served as CFO of OuterBay Technologies, a database archiving company, which was sold to Hewlett-Packard in February 2006. Prior to that, Russell held CFO positions at NASDAQ-listed Ceva, Inc., a digital signal processing IP company and Persistence Software, Inc. She also held CFO or senior financial positions at Cygnus Solutions (sold to Red Hat), Valence Technology, Xerox and Measurex (Honeywell).
    "We are very pleased to have someone of Christine's caliber with an IP industry background join our management team," said Adam Kablanian, president and CEO of Virage Logic. "With her IP business model experience, I'm confident she will provide strong leadership to Virage Logic's financial operations and will be a key contributor to the overall success of the company as we continue to build a solid business based on both license fees and royalties."
    "I'm excited to join Virage Logic as it celebrates its 10th anniversary and builds on its solid track record of being first to market with technically superior IP at the advanced process nodes," said Christine Russell, vice president of finance and CFO of Virage Logic. "This leadership was evidenced in the company's recently announced growing royalty revenues as customers begin to ramp to volume with their 90-nanometer based designs, particularly in high-volume consumer applications."

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Now, as the company celebrates its 10th anniversary, it is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP(TM). Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. The company also prides itself on providing superior customer support and was recently named Customer Service Leader of the Year in the Semiconductor IP Market by Frost & Sullivan. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to industry and company trends, business outlook and products. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, outlook; its ability to execute on its strategy to be a leading provider of semiconductor IP platforms; its ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

    All trademarks and copyrights are property of their respective owners and are protected therein.


    CONTACT: Virage Logic Corporation
             Sabina Burns, 510-743-8115
             sabina.burns@viragelogic.com